Execution Copy

TRANSITION SERVICES AGREEMENT
This Transition Services Agreement (this “Agreement”), is made as of March 13, 2020 (the “Effective Date”), by and among American Renal Management LLC, a Delaware limited liability company (the “Company”), American Renal Holdings, Inc., a Delaware corporation (“ARH”) and Joseph A. Carlucci (the “Executive”).
WHEREAS, the Executive currently serves as Chairman of the Board of Directors of American Renal Associates Holdings, Inc. (“ARAH”) (the “Board”) and Chief Executive Officer of the Company pursuant to the terms of an Employment Agreement, dated as of March 22, 2010, as subsequently amended on May 10, 2010 (which amendment was subsequently terminated pursuant to the Termination Agreement, dated October 18, 2010, by and among the Company, ARH and the Executive), and subsequently amended on April 26, 2016, November 14, 2017 and on August 28, 2019 (as so amended, the “Employment Agreement”);
WHEREAS, the Executive has announced his desire to retire from his current position as Chief Executive Officer and as a member of the Board;
WHEREAS, the Company and ARH intend to actively recruit a successor Chief Executive Officer and the Executive has agreed to assist the Company and ARH in such efforts and thereafter continue to serve as a consultant to the Company and ARH to ensure a smooth transition between Chief Executive Officers for a period thereafter as more fully set forth herein;
WHEREAS, the parties wish to document the terms of the Executive’s transition from his role as Chief Executive Officer and the consulting arrangement with the Executive as set forth herein; and
WHEREAS, capitalized terms used herein without definition have the meanings assigned to such terms under the Employment Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Company, ARH and the Executive agree as follows:
1.Retirement as CEO.

(a)From the Effective Date and continuing until the Transition Date (as defined below) (such period, the “Employment Period”), the Executive shall continue to be employed as Chief Executive Officer of the Company pursuant to the terms of the Employment Agreement, subject to Section 2 hereof. During the Employment Period, the Executive shall continue to perform his regular duties as Chief Executive Officer, as described in the Employment Agreement, and agrees to assist the Board and the Company, on an as-needed basis, if and as requested by the Board, in their efforts to recruit a successor Chief Executive Officer. Upon the end of the Employment Period, the Executive shall resign as Chief Executive Officer and as a member of the Board and shall also resign from all other officer and board positions held with the Company and its affiliates. The Executive agrees that he will not voluntarily resign from his role as Chief Executive Officer of the Company prior to the New CEO Date (as defined below), except upon a Resignation for Good Reason (as defined in the Employment Agreement, as modified by Section 2(a)Joe hereof).
(b)
(b)“Transition Date” shall mean the earliest to occur of (i) such date on which a successor Chief Executive Officer designated by the Board commences employment with the Company (the “New CEO Date”) and (ii) the date of the Executive’s termination of employment with the Company for any reason.

2.Continuing Duties and Compensation During Employment Period

(a)During the Employment Period, the terms of the Employment Agreement shall remain in full force and effect, provided that the parties agree that neither the entering into of this Agreement nor the matters contemplated hereby shall give to rise to any right or claim of “Good Reason” under the Employment Agreement (nor any similar right under any other compensation or benefit plan of ARAH or its affiliates).

(b)During the Employment Period, the Executive shall continue to receive his base salary at the annualized rate of $904,203 and shall be eligible to participate in the same employee benefit plans on the same basis as immediately prior to the Effective Date.

(c)At or around the time when the Company makes its regular 2020 annual equity grants to other senior executives, the Executive shall be granted an award of restricted stock in ARAH Common Stock with a grant date value of $1,000,000 based on the closing trading price of such Common Stock on such grant date (the “Restricted Stock Award”). The Restricted Stock Award shall be subject to the terms and conditions of the ARAH 2016 Omnibus Incentive Plan (the “2016 Plan”), with 70% of the shares subject to the Restricted Stock Award vesting upon the date that is 12 months following the date of the award and the remaining 30% of the shares subject to the Restricted Stock Award vesting upon the date that is 12 months following the end of the Employment Period (such dates, the “Vesting Dates”), subject to the Executive’s continued employment or performance of consulting services (as applicable) in accordance with this Agreement and continued compliance with the other terms of this Agreement through such Vesting Dates. The Executive hereby acknowledges that he will not be entitled to receive any other equity award during the duration of the Employment Period other than as described herein.

3.Consulting Arrangement.

(a)Effective upon the Transition Date, and provided that the Executive’s employment with the Company was not terminated as a result of a Termination For Cause, a Resignation without Good Reason (other than a resignation occurring on the New CEO Date in accordance with Section 1(a) hereof), a Termination for Disability or a Termination Upon Death (any such termination, a “Disqualifying Termination”), the Company agrees to retain the Executive, and the Executive agrees to serve, as a consultant to the Company with the honorific title of Chairman Emeritus during the period commencing on the Transition Date and continuing until the 12-month anniversary of the Transition Date; provided, however, that the Board may, in its sole discretion, extend such term for up to an additional three-month period (such term, as may be extended in the Board’s discretion, the “Consulting Term”). During the Consulting Term the Executive shall, from time to time on an as-needed basis, if and as requested by the Board, provide consultation and transition services to the Board and the new Chief Executive Officer regarding the Company, its strategic business plans and such other matters as the Board or the Chief Executive Officer may reasonably request.

(b)During the Consulting Term, the Executive shall not be an employee of the Company. The Executive shall have no authority to act as an agent of the Company, except on authority specifically so delegated, and he shall not represent to the contrary to any person. The Executive shall not direct the work of any employee of the Company, or make any management decisions, or undertake to commit the Company to any course of action in relation to third persons. Although the Company may specify the reasonable results to be achieved by the Executive and may reasonably control and direct him in that regard, the Company shall not control or direct the Executive as to the specific manner by which such results are accomplished.

(c)The Company may terminate the Consulting Term prior to its completion in the event the Executive breaches his restrictive covenants incorporated herein by reference in Section 6 hereof, or upon the occurrence of an event constituting Cause (as defined in the Employment Agreement but modified with all references to the Executive’s duties or employment as referring to the Executive’s duties and retention as a consultant pursuant to this Agreement); provided, however, that during the Consulting Term, the term “Cause” shall not include subclause “(c)” of the “Cause” definition in the Employment Agreement. That is, the term “Cause” shall not include the following during the Consulting Term: “the Executive’s willful failure to perform or adhere to explicitly stated duties or guidelines of employment or to follow the directives of the Board (which are not unlawful to perform or to adhere to or follow and which do not constitute Good Reason) following a written warning that if such failure continues it will be deemed a basis for dismissal for Cause.”

4.Retirement/Transition Benefits

(a)Salary Continuation Payments. Commencing on the Transition Date and continuing for a duration of twenty-four (24) months (such period, the “Salary Continuation Period”), provided that the Executive’s employment with the Company was not terminated as a result of a Disqualifying Termination, and subject to the Executive’s continued compliance with the terms of this Agreement, including, without limitation, the execution of the Initial Release pursuant to Section 7 hereof, the Executive shall be entitled to:

(i)Salary continuation payments at the rate in effect immediately prior to the Transition Date (i.e., an annualized rate of $904,203) payable in accordance with the Company’s regular payroll practices;

(ii)continued provision of health, life and disability benefits at the same levels as provided to active employees of the Company; provided, however, in the event the Company determines that it cannot provide continuation of such benefits or providing such benefits is not reasonably practicable, the Company may, in lieu of such benefit continuation, pay the Executive a monthly cash payment in an amount equal to the Company’s normal monthly cost of coverage for an active employee; and provided further, that the provision of such benefits (or cash payments in lieu thereof) shall terminate if the Executive becomes eligible for comparable benefits from a subsequent employer; and

(iii)a Pro-Rated Bonus (as defined in Section 7.2(iv) of the Employment Agreement) in respect of the calendar year during which the Employment Period ends; provided, however, that such bonus, if any, will be payable only after delivery of final audited financial statements for the ARH Group for the fiscal year to which such bonus relates.

Notwithstanding the foregoing, if any regular scheduled payroll date for any payments due under Section 4(a) hereof occurs prior to the completion of the Revocation Period (as defined in the Initial Release), any amount that would otherwise have been payable under subclauses (i), (ii) and (iii) hereof shall be deferred and paid together with the applicable payment installment otherwise to be made on the first regular payroll date following the completion of the Revocation Period; and provided further, that in the event the period during which the Executive is permitted to sign the Initial Release straddles two calendar years, any such payments shall be deferred until the second of such calendar years.
(b)The Executive agrees that the payments and benefits provided herein during the Salary Continuation Period shall cease or not commence if the Executive’s role as consultant during the Consulting Term is terminated by the Company for Cause (as defined in the Employment Agreement and as modified pursuant to Section 3(c) hereof) or in the event the Executive breaches his restrictive covenants incorporated herein by reference in Section 6 hereof.

(c)The Executive agrees that he shall not be entitled to any further separation payments or other termination benefits under the terms of the Employment Agreement or otherwise, except as for the benefits expressly provided herein; provided, however, that in the event the Executive’s employment terminates due to a Termination for Disability or a Termination Upon Death, then the Executive shall be entitled to receive the termination payments set forth under the Employment Agreement in lieu of any additional payments or benefits under this Agreement. For the avoidance of doubt, if the Executive’s employment with the Company is terminated during the Employment Period as a result of a Termination without Cause or a Resignation for Good Reason, the Executive shall be entitled solely to the payments and benefits provided in Sections 4 and 5 of this Agreement, and shall not be entitled to any severance or other termination payments or benefits provided in the Employment Agreement or otherwise.

(d)Notwithstanding any of the foregoing, in the event a Change in Control as that term is defined in the Employment Agreement occurs during the Consulting Term, all Common Stock underlying the Restricted Stock Award described under this Agreement that has not yet vested will immediately vest upon the effective date of the Change in Control, and any remaining salary continuation payments pursuant to Section 4(a) of this Agreement shall immediately come due and will be paid to Executive in one lump sum upon the effective date of the Change in Control (contingent upon Executive’s execution and non-revocation of the Initial Release). For the avoidance of doubt, other than the Restricted Stock Award, the terms of the applicable award grant notices and agreements govern the treatment of any outstanding equity awards that have not yet vested in the event of a Change in Control, and a “Qualifying Termination” as that term is defined in the Restricted Stock Grant Notice and Agreement for the grant dated March 9, 2018 includes a Termination of Executive’s Consulting Term without cause.

5.Treatment of Equity Awards During and Following the Consulting Term

(a)The Executive’s continued service as a consultant of the Company during the Consulting Term shall be treated as continued service with the Company for purposes of vesting and any applicable exercise periods under all outstanding equity awards of ARAH held by the Executive; provided, however, that the Executive’s outstanding equity awards shall be subject to the restrictions described in Section 5(b) hereof.
(b)The shares of Common Stock underlying all of the Executive’s outstanding equity awards (including, without limitation the Restricted Stock Award described under this Agreement) that vest during the Consulting Term may not be sold or otherwise disposed of by the Executive without prior approval of the Board until the completion of the Consulting Term and following the Executive’s execution and delivery, no later than twenty-one (21) days following the completion of the Consulting Term, and non-revocation of the Bring-Down Release. Any outstanding equity awards held by the Executive which do not vest in accordance with their terms prior to the completion of the Consulting Term (after taking into account the treatment of the Consulting Term for purposes of the outstanding equity awards under Section 5(a) hereof), shall be forfeited at the conclusion of the Consulting Term. The parties agree that the terms of this Section 5 shall govern and control with respect to all outstanding equity awards of ARAH held by the Executive, notwithstanding anything to the contrary in the Employment Agreement, any ARAH incentive plan, any award agreement of ARAH governing the Executive’s outstanding equity awards or any other agreement between the Executive and the Company, ARH, ARAH or their affiliates.

6.Restrictive Covenants

(a)The Executive hereby reaffirms his restrictive covenant obligations provided in Article 8 of the Employment Agreement, and Article 8 of the Employment Agreement is incorporated herein by reference in its entirety, except that for purposes of Section 8.1.4 of the Employment Agreement (regarding non-competition obligations) the “Restrictive Period” shall end on the third (3rd) anniversary of the Transition Date and for purposes of Section 8.1.3 of the Employment Agreement (regarding non-solicitation obligations) the “Restrictive Period” shall end on the third (3rd) anniversary of the termination of the Consulting Term.

(b)Without limitation to the restrictive covenants set forth in the Employment Agreement and incorporated herein by reference, during the Restrictive Period (as applicable to non-competition obligations as described under Section 6(a) hereof) the Executive agrees that he will not serve on the board of any company engaged in the kidney dialysis business and/or the operation of kidney dialysis facilities and will not provide services to any private equity fund sponsor holding a material equity position in any business engaged in the kidney dialysis business and/or the operation of kidney dialysis facilities.

(c)Nothing in this Agreement or the Employment Agreement shall prohibit the Executive from communicating, cooperating or filing a complaint with any U.S. federal, state or local enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosure relating thereto to any such Governmental Entity, that are protected under the whistleblower provisions of any such law or regulation provided that in each case (i) such communications and disclosures are consistent with applicable law and made in good faith and (ii) the information subject to such disclosure was not obtained by the Executive through a communication that was subject to the attorney-client privilege, unless such disclosure of that information would otherwise be permitted by an attorney pursuant to applicable state attorney conduct rules. Moreover, the Executive does not need any prior authorization from (or to give prior notice to) the Company regarding any such communication or disclosure. The Executive also acknowledges that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.

7.Release

(a)Within twenty-one (21) days following the Transition Date, the Executive shall execute and deliver to the Company a release of claims in the form attached hereto as Exhibit A (the “Initial Release”). The Executive acknowledges and agrees that if he fails to execute and deliver, within the time period described in the preceding sentence, and not revoke the Initial Release during the Revocation Period (as defined in the Initial Release), then (i) the Executive shall not be entitled to receive any of the payments or benefits provided under Section 4 hereof and (ii) the continued vesting of the Restricted Stock Award and all of the Executive’s other outstanding equity awards, as provided in Section 5(a) hereof, shall cease.

(b)Within twenty-one (21) days following the termination of the Consulting Term, the Executive shall execute and deliver to the Company a release of claims in the form attached hereto as Exhibit B (the “Bring-Down Release”). The Executive acknowledges and agrees that if he fails to execute and deliver, within the time period described in the preceding sentence, and not revoke the Bring-Down Release during the Revocation Period (as defined in the Bring-Down Release), then the Executive shall forfeit any equity awards that vested during the Consulting Term (including, without limitation, the Restricted Stock Award described under this Agreement).

8.Statements to the Company and to the Media. Within five business days of the Executive’s execution and delivery of this Agreement, the Company may release, internally and to external media outlets, the press release attached hereto as Exhibit C (the “Press Release”). The Executive agrees that statements describing the Executive’s employment and circumstances of departure will remain consistent with the Press Release.

9.Attorneys’ Fees Reimbursements. The Company agrees to reimburse the Executive for his reasonable attorneys’ fees and costs incurred in connection with the negotiation and preparation of this Agreement in an amount not to exceed $25,000.

10.Tax Withholding. All payments made under this Agreement shall be made less applicable taxes and withholdings, to the extent required by law. Notwithstanding anything to the contrary, the Company makes no representations concerning the Executive’s tax consequences under the Agreement under any federal, state or local tax law.

11.Miscellaneous Provisions. The provisions of Articles 9.1 through 9.15 of the Employment Agreement (Arbitration; Absence of Conflicting Agreements and Obligations; Severability; No Waiver; Assignment; Entire Agreement; Amendment; Notices; Binding Nature; Headings; Counterparts; Governing Law; Compliance with Internal Revenue Code Section 409A; Mutual Waiver of Jury Trial, and Construction of Terms are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the Company, ARH and the Executive have executed this Agreement as of the date first above written.

AMERICAN RENAL MANAGEMENT LLC

By:	/s/ Mark Herbers
Name:	Mark Herbers
Title:	Interim Chief Financial Officer

AMERICAN RENAL HOLDINGS INC

By:	/s/ Mark Herbers
Name:	Mark Herbers
Title:	Interim Chief Financial Officer

EXECUTIVE

By:	/s/ Joseph A. Carlucci
Name:	Joseph A. Carlucci

EXHIBIT A
FORM OF RELEASE AND WAIVER OF CLAIMS
This Release and Waiver of Claims (“Release”) is entered into as of this [•] day of [•] 2020, by Joseph A. Carlucci (the “Executive”).
The Executive agrees as follows:

1.
The employment relationship between the Executive and American Renal Management LLC, a Delaware limited liability company (the “Company”) and its subsidiaries and affiliates, as applicable, terminated on the [•] day of , 2020 (the “Termination Date”) pursuant to Section 1(a) of the Transition Services Agreement between the Company, American Renal Holdings, Inc., a Delaware corporation and the Executive dated [•], 2020 (the “Transition Agreement”). The Executive [has resigned] [hereby resigns] from all positions as an officer, director or otherwise for the Company and each of its subsidiaries and affiliates.

2.
In consideration of the payments, rights and benefits provided for in Sections 2(c) and 4 of the Transition Agreement (“Separation Terms”), the sufficiency of which the Executive hereby acknowledges, the Executive, on behalf of the Executive and the Executive’s agents, representatives, attorneys, administrators, heirs, executors and assigns (collectively, the “Employee Releasing Parties”), but subject to Section 4 hereof, hereby releases and forever discharges the Company Released Parties (as defined below), from all claims, charges, causes of action, obligations, expenses, damages of any kind (including attorneys fees and costs actually incurred) or demands, in law or in equity, whether known or unknown, which may have existed or which may now exist from the beginning of time to the date of this Release, arising from or relating to the Executive’s employment or termination from employment with the Company or otherwise, including a release of any rights or claims the Executive may have under Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the Older Workers Benefit Protection Act; the Americans with Disabilities Act of 1990; the Rehabilitation Act of 1973; the Family and Medical Leave Act of 1993; Section 1981 of the Civil Rights Act of 1866; Section 1985(3) of the Civil Rights Act of 1871; the Employee Retirement Income Security Act of 1974; the Fair Labor Standards Act; any other federal, state or local laws against discrimination; or any other federal, state, or local statute, regulation or common law relating to employment, wages, hours, or any other terms and conditions of employment. This includes a release of any and all claims or rights arising under contract (whether written or oral, express or implied), covenant, public policy, tort or otherwise. For purposes hereof, “Company Released Parties” shall mean the Company, any of its direct or indirect stockholders holding a beneficial ownership of more than 5% of the Company’s voting stock and any of its and their respective divisions, parents, members, subsidiaries, affiliates, predecessors, successors (and any of its and their respective past, current and future employees, agents, insurers, attorneys, administrators, officials, directors, direct or indirect shareholders, employee benefit plans, and the sponsors, fiduciaries, or administrators of such employee benefit plans in their individual or representative capacities).

3.
The Executive acknowledges that the Executive is waiving and releasing rights that the Executive may have under the ADEA and other federal, state and local statutes contract and the common law and that this Release is knowing and voluntary. The Executive agrees that this Release does not apply to any rights or claims that may arise after the date of execution by the Executive of this Release. The Executive acknowledges that the consideration given for this Release is in addition to anything of value to which the Executive is already entitled. The Executive further acknowledges that the Executive has been advised by this writing that: (i) the Executive should consult with an attorney prior to executing this Release; (ii) the Executive has up to twenty-one (21) days within which to consider this Release, although the Executive may, at the Executive’s discretion, sign and return this Release at an earlier time, in which case the Executive waives all rights to the balance of this twenty-one (21) day review period; and (iii) for a period of 7 days following the execution of this Release (the “Revocation Period”) in duplicate originals, the Executive may revoke this Release in a writing delivered to the Company’s General Counsel, and this Release shall not become effective or enforceable until the Revocation Period has expired.

4.
This Release does not release the Company Released Parties from (i) any obligations due to the Executive under the Separation Terms or under this Release, (ii) any rights the Executive has to indemnification by the Company (or any subsidiary or affiliate thereof) and to directors and officers liability insurance coverage under the Employment Agreement or otherwise, (iii) any vested rights the Executive has under the Company’s employee pension benefit plans or any other tax-qualified employee benefit plans as a result of the Executive’s actual service with the Company, or (iv) any rights of the Executive as a shareholder or optionholder of the Company (or any subsidiary or affiliate thereof), in the Executive’s sole capacity as such (including, without limitation, any rights to proceeds from the sale or other action with respect to any stock or options of the Company (or any subsidiary or affiliate thereof).

5.	The Executive represents and warrants that he has not filed any action, complaint, charge, grievance, arbitration or similar proceeding against the Company Released Parties.

6.	This Release is not an admission by the Company Released Parties or the Employee Releasing Parties of any wrongdoing, liability or violation of law.

7.	The Executive waives any right to reinstatement or future employment with the Company following the Executive’s separation from the Company.

8.
The Executive shall continue to be bound by the restrictive covenants contained in the Employment Agreement, as amended and incorporated by reference in the Transition Agreement, or any other agreement with the Company or its affiliates, in accordance with their terms.

9.	This Release shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to the principles of conflict of laws.

10.
Any controversy or claim arising out of or relating to this Release shall be resolved by binding confidential arbitration by a single arbitrator who is licensed to practice law in a State in the United States, to be held in Boston, Massachusetts, in accordance with the Employee Dispute Resolution Rules of the American Arbitration Association (or its successor rules). The arbitrator shall have the discretionary authority to award attorneys’ and arbitrator’s reasonable fees and expenses and the costs of arbitration to the prevailing party. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator’s decision shall be in writing and shall include the findings of fact and a statement of law on which the decision is based.

11.	This Release represents the complete agreement between the Executive and the Company concerning the subject matter in this Release and supersedes all prior agreements or understandings, written or oral, with respect solely to the subject matter hereof. For avoidance of doubt, this Release does not supersede that certain Amended and Restated Stockholders Agreement dated as of June 28, 2010, as amended, among the Company’s affiliates and their stockholders, including the Executive, or any equity award agreement to which the Executive is a party. This Release may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

12.
Each of the sections contained in this Release shall be enforceable independently of every other section in this Release, and the invalidity or unenforceability of any section shall not invalidate or render unenforceable any other section contained in this Release.

13.
The Executive acknowledges that the Executive has carefully read and understands this Release, that the Executive has the right to consult an attorney with respect to its provisions and that this Release has been entered into knowingly and voluntarily. The Executive acknowledges that no representation, statement, promise, inducement, threat or suggestion has been made by any of the Company Released Parties to influence the Executive to sign this Release except such statements as are expressly set forth herein or in the Employment Agreement.

The parties to this Release have executed this Release as of the day and year first written above.

Joseph A. Carlucci
______________________________
By:
Title:

EXHIBIT B
FORM OF BRING-DOWN RELEASE AND WAIVER OF CLAIMS
This Release and Waiver of Claims (“Release”) is entered into as of this [•] day of [•], by Joseph A. Carlucci (the “Executive”).
The Executive agrees as follows:

1.
The employment relationship between the Executive and American Renal Management LLC, a Delaware limited liability company (the “Company”) and its subsidiaries and affiliates, as applicable, terminated on the [•] day of , 2020 (the “Termination Date”) pursuant to Section 1(a) of the Transition Services Agreement between the Company, American Renal Holdings, Inc., a Delaware corporation and the Executive dated [•], 2020 (the “Transition Agreement”). Pursuant to the Transition Agreement and following the Termination Date, the Executive served as a consultant to the Company. Such service by the Executive as a consultant terminated on the on the [•] day of , 2020 (the “Consulting Termination Date”). The Executive [has resigned] [hereby resigns] from all positions as a consultant or otherwise for the Company and each of its subsidiaries and affiliates

2.
In consideration of the rights and benefits provided for in Section 5 of the Transition Agreement (“Separation Terms”), the sufficiency of which the Executive hereby acknowledges, the Executive, on behalf of the Executive and the Executive’s agents, representatives, attorneys, administrators, heirs, executors and assigns (collectively, the “Employee Releasing Parties”), but subject to Section 4 hereof, hereby releases and forever discharges the Company Released Parties (as defined below), from all claims, charges, causes of action, obligations, expenses, damages of any kind (including attorneys fees and costs actually incurred) or demands, in law or in equity, whether known or unknown, which may have existed or which may now exist from the beginning of time to the date of this Release, arising from or relating to the Executive’s employment or termination from employment with the Company or otherwise, including a release of any rights or claims the Executive may have under Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the Older Workers Benefit Protection Act; the Americans with Disabilities Act of 1990; the Rehabilitation Act of 1973; the Family and Medical Leave Act of 1993; Section 1981 of the Civil Rights Act of 1866; Section 1985(3) of the Civil Rights Act of 1871; the Employee Retirement Income Security Act of 1974; the Fair Labor Standards Act; any other federal, state or local laws against discrimination; or any other federal, state, or local statute, regulation or common law relating to employment, wages, hours, or any other terms and conditions of employment. This includes a release of any and all claims or rights arising under contract (whether written or oral, express or implied), covenant, public policy, tort or otherwise. For purposes hereof, “Company Released Parties” shall mean the Company, any of its direct or indirect stockholders holding a beneficial ownership of more than 5% of the Company’s voting stock and any of its and their respective divisions, parents, members, subsidiaries, affiliates, predecessors, successors (and any of its and their respective past, current and future employees, agents, insurers, attorneys, administrators, officials, directors, direct or indirect shareholders, employee benefit plans, and the sponsors, fiduciaries, or administrators of such employee benefit plans in their individual or representative capacities).

3.
The Executive acknowledges that the Executive is waiving and releasing rights that the Executive may have under the ADEA and other federal, state and local statutes contract and the common law and that this Release is knowing and voluntary. The Executive agrees that this Release does not apply to any rights or claims that may arise after the date of execution by the Executive of this Release. The Executive acknowledges that the consideration given for this Release is in addition to anything of value to which the Executive is already entitled. The Executive further acknowledges that the Executive has been advised by this writing that: (i) the Executive should consult with an attorney prior to executing this Release; (ii) the Executive has up to twenty-one (21) days within which to consider this Release, although the Executive may, at the Executive’s discretion, sign and return this Release at an earlier time, in which case the Executive waives all rights to the balance of this twenty-one (21) day review period; and (iii) for a period of 7 days following the execution of this Release (the “Revocation Period”) in duplicate originals, the Executive may revoke this Release in a writing delivered to the Company’s General Counsel, and this Release shall not become effective or enforceable until the Revocation Period has expired.

4.
This Release does not release the Company Released Parties from (i) any obligations due to the Executive under the Separation Terms or under this Release, (ii) any rights the Executive has to indemnification by the Company (or any subsidiary or affiliate thereof) and to directors and officers liability insurance coverage under the Employment Agreement or otherwise, (iii) any vested rights the Executive has under the Company’s employee pension benefit plans or any other tax-qualified employee benefit plans as a result of the Executive’s actual service with the Company, or (iv) any rights of the Executive as a shareholder or optionholder of the Company (or any subsidiary or affiliate thereof), in the Executive’s sole capacity as such (including, without limitation, any rights to proceeds from the sale or other action with respect to any stock or options of the Company (or any subsidiary or affiliate thereof).

5.	The Executive represents and warrants that he has not filed any action, complaint, charge, grievance, arbitration or similar proceeding against the Company Released Parties.

6.	This Release is not an admission by the Company Released Parties or the Employee Releasing Parties of any wrongdoing, liability or violation of law.

7.	The Executive waives any right to reinstatement or future employment with the Company following the Executive’s separation from the Company.

8.
The Executive shall continue to be bound by the restrictive covenants contained in the Employment Agreement, as amended and incorporated by reference in the Transition Agreement, or any other agreement with the Company or its affiliates, in accordance with their terms.

9.	This Release shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to the principles of conflict of laws.

10.
Any controversy or claim arising out of or relating to this Release shall be resolved by binding confidential arbitration by a single arbitrator who is licensed to practice law in a State in the United States, to be held in Boston, Massachusetts, in accordance with the Employee Dispute Resolution Rules of the American Arbitration Association (or its successor rules). The arbitrator shall have the discretionary authority to award attorneys’ and arbitrator’s reasonable fees and expenses and the costs of arbitration to the prevailing party. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator’s decision shall be in writing and shall include the findings of fact and a statement of law on which the decision is based.

11.
This Release represents the complete agreement between the Executive and the Company concerning the subject matter in this Release and supersedes all prior agreements or understandings, written or oral, with respect solely to the subject matter hereof. For avoidance of doubt, this Release does not supersede that certain Amended and Restated Stockholders Agreement dated as of June 28, 2010, as amended, among the Company’s affiliates and their stockholders, including the Executive, or any equity award agreement to which the Executive is a party. This Release may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

12.
Each of the sections contained in this Release shall be enforceable independently of every other section in this Release, and the invalidity or unenforceability of any section shall not invalidate or render unenforceable any other section contained in this Release.

13.
The Executive acknowledges that the Executive has carefully read and understands this Release, that the Executive has the right to consult an attorney with respect to its provisions and that this Release has been entered into knowingly and voluntarily. The Executive acknowledges that no representation, statement, promise, inducement, threat or suggestion has been made by any of the Company Released Parties to influence the Executive to sign this Release except such statements as are expressly set forth herein or in the Employment Agreement.

The parties to this Release have executed this Release as of the day and year first written above.

Joseph A. Carlucci
______________________________
By:
Title:

EXHIBIT C
FORM OF PRESS RELEASE

[See press release, dated March 16, 2020, as furnished as Exhibit 99.1 with the Company’s Current Report on Form 8-K, filed March 16, 2020]